Exhibit 99.1

Aethlon Medical Reports Positive Results From an In Vitro Binding Study of Its

Hemopurifier® in Removing Extracellular Vesicles From Cancer Patient Plasma

Translational Study Provides Pre-Clinical Evidence to Support The Design of a Phase 1 Study of the

Hemopurifier In Cancer Patients With Solid Tumors Treated With Anti-PD-1 Antibodies

SAN DIEGO, May 10, 2024 - Aethlon Medical, Inc. (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life-threatening infectious diseases, today announced positive results from an in vitro binding study of its Hemopurifier® in removing extracellular vesicles (EVs) from plasma. The translational study provides pre-clinical evidence to support Aethlon’s planned phase 1 safety, feasibility and dose-finding clinical trials of the Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® or Opdivo®.

"The positive data from this in vitro binding study of the Hemopurifier is an important step forward for Aethlon, ahead of the potential start of our planned phase 1 oncology trials in Australia and India,” stated James Frakes, Interim Chief Executive Officer and Chief Financial Officer of Aethlon Medical. “We have previously demonstrated that our Hemopurifier can reduce EVs isolated from cancer patient plasma when those EVs are placed in a buffer solution. However, ahead of our oncology study, we wanted to conduct a more robust translational study, specifically examining the removal of EVs and EVs with PD-L1 on their surface directly from plasma. To that end, we acquired small volumes of plasma from patients treated with anti-PD-1 antibodies from a third-party lab and ran the samples over a miniature version of our Hemopurifier. We then had the samples examined by Cellarcus Biosciences, Inc., an independent commercial lab with recognized expertise in EV quantification and phenotyping, by the widely accepted methodology of vesicle flow cytometry. This data was then analyzed by independent statisticians at NAMSA, the contract research organization (CRO) for our planned Australian oncology study.”

Mr. Frakes concluded, “The descriptive statistics from the CRO support the removal of EVs by the Hemopurifier directly from cancer patient plasma, although the small numbers of EVs bearing PD-L1 did not allow us to conclude a removal of this particular EV subset. We look forward to adding this data to our Clinical Investigator Brochure and submitting it to the Ethics Committees at the interested clinical sites, as the next step for our planned phase 1 oncology trials in Australia and India.

About Aethlon and the Hemopurifier®

Aethlon Medical is a medical therapeutic company focused on developing the Hemopurifier, a clinical stage immunotherapeutic device which is designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, the Hemopurifier has demonstrated the removal of life-threatening viruses and in pre-clinical studies, the Hemopurifier has demonstrated the removal of harmful exosomes from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases. The Hemopurifier is a U.S. Food and Drug Administration (FDA) designated Breakthrough Device indicated for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease. The Hemopurifier also holds an FDA Breakthrough Device designation and an open Investigational Device Exemption (IDE) application related to the treatment of life-threatening viruses that are not addressed with approved therapies.

Additional information can be found at www.AethlonMedical.com.

1

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company's ability to successfully complete development of the Hemopurifier and to successfully demonstrate the utility of the Hemopurifier in patients with solid tumors in our planned oncology clinical trials, the Company’s ability to obtain the approval by the respective Ethics Boards of interested clinical trial sites in India and in Australia; the Company’s ability to manage its clinical trials, and other potential risks. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2023, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:
Jim Frakes
Interim Chief Executive Officer and Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com

917-513-5303

2